Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of June 1995
Distribution Date of July 20, 1995

Original Pool Amount     $315,029,921.60

Beginning Pool Balance   $259,895,830.27
Beginning Pool Factor          0.8249878

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)$7,710,310.69
  Interest Collected       $2,161,059.93

Additional Deposits:
  Repurchase Amounts               $0.00
  Liquidation Proceeds/Recoveries$195,659.00
Total Additional Deposits    $195,659.00

Repos/Chargeoffs             $345,972.54
Aggregate Number of Notes Charged Off 24

Total Available Funds     $10,067,029.62

Ending Pool Balance      $251,839,547.04
Ending Pool Factor             0.7994147

Servicing Fee                $216,579.86

Repayment of Servicer Advances     $0.00

Reserve Account:
  Beginning Balance       $15,668,847.88
  Target Percentage                6.00%
  Target Balance          $15,110,372.82
  Minimum Balance          $6,615,628.35
  (Release)/Deposit        $(558,475.06)
  Ending Balance          $15,110,372.82

                                 Dollars  Notes
Delinquencies:
  Installments:
     1-30 days              1,701,465.57  1,042
    31-60 days                192,598.23    152
    60+ days                   40,910.84     29

    Total                   1,934,974.64  1,044

  Balances:
    60+ days                  806,036.64     29

Memo Item - Reserve Account
  Prior Month             $15,593,749.82
  + Invest. Income             75,098.06
  - Transfer to Collections Account                 0.00
  Beginning Balance       $15,668,847.88

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of June 1995

                                                         NOTES
                                TOTAL         CLASS A-1        CLASS A-2   CERTIFICATES
Original
 Pool Amount Dist.:      $315,029,921.60   $207,000,000.00 $97,000,000.00$11,029,921.60
 Distribution Percentages                            96.50%          0.00%       3.50%
 Coupon                                             7.650%         8.000%      8.300%

Beginning Pool Balance   $259,895,830.27
Ending Pool Balance      $251,839,547.04

Collected Principal        $7,710,310.69
Collected Interest         $2,161,059.93
Charge-Offs                  $345,972.54
Liquidation Proceeds/Recoveries$195,659.00
Servicing                    $216,579.86
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service       $9,850,449.76

Beginning Balance        $259,582,807.09   $151,817,828.52 $97,000,000.00$10,764,978.57

Interest Due               $1,688,963.10       $967,838.66    $646,666.67  $74,457.77
Interest Paid              $1,688,963.10       $967,838.66    $646,666.67  $74,457.77
Principal Due              $8,056,283.23     $7,774,313.32          $0.00 $281,969.91
Principal Paid             $8,056,283.23     $7,774,313.32          $0.00 $281,969.91

Ending Balance           $251,526,523.86   $144,043,515.20 $97,000,000.00$10,483,008.66
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.6958623923   1.0000000000 0.9504155185

Total Distributions        $9,745,246.33     $8,742,151.98    $646,666.67 $356,427.68

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $105,203.43

Beginning Reserve Account Balance$15,668,847.88
(Release)/Draw              $(558,475.06)
Ending Reserve Account Balance$15,110,372.82

Memo Item - Advances:
 Servicer Advances - Current Month$381,953.88
 Total Outstanding Servicer Advances$3,159,372.62

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of June 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                           Feb 1995       Mar 1995       Apr 1995       May 1995        June 1995
Beg. Pool Balance      $292,007,535.40$283,644,074.75$275,352,505.86$267,465,631.09$259,895,830.27


A) Loss Trigger:
Principal of Contracts
  Charged off              $246,317.21    $162,132.14    $221,953.40    $188,306.09    $345,972.54
Recoveries                  $89,233.40    $206,279.35     $94,980.59    $183,131.87    $195,659.00

Total Charged off
  (Months 5,4,3)           $630,402.75
Total Recoveries
  (Months 3,2,1)            473,771.46
Net Loss/(Recoveries)
  for 3 Mos.               $156,631.29(a)

Total Balance
  (Months 5,4,3)       $851,004,116.01(b)

Loss Ratio [(a/b)(12)]       0.2209%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                             $682,615.73    $571,744.30    $806,036.64
  As % of Beginning
    Pool Balance                                          0.24791%       0.21376%       0.31014%
  Three Month Average                                     0.24477%       0.24912%       0.25727%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer